SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 8, 2011

TARA MINERALS CORP.

(Name of Small Business Issuer in its charter)

               Nevada

          None

     20-5000381

(State of incorporation)

(Commission File No.)

  (IRS Employer

 Identification No.)

2162 Acorn Court

                    Wheaton, IL 60189

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (630)-462-2079

                                             N/A

 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On August 8, 2011 the Company entered into an agreement with Carnegie Mining and Exploration, Inc. which provides Carnegie with the option to earn up to a 50% interest in the Company’s Don Ramon and all of the Company’s iron ore projects located in Mexico, including the Company’s Tania Iron Ore project.

As consideration for the option, Carnegie paid $100,000 to the Company and spent $150,000 toward bringing the Don Roman mine back into production.

In order to earn a 30% interest in the Don Roman project, Carnegie, no later than:

•

December 9, 2011, must spend $2,000,000 on the Don Roman project and achieve a Production Rate of at least 120 tonnes of ore throughput per day, and

•

no later than August 8, 2012, must spend $6,000,000 on the Don Roman project and achieve a Production Rate of at least 360 tonnes of ore throughput per day.

If Carnegie is able to achieve the required Production Rates with the expenditure of less than $2,000,000 or $6,000,000 (as the case may be) the amounts not spent by Carnegie, may, at Carnegie’s option, be paid to Tara Minerals or used to acquire additional mining concessions.

In order to earn a 50% interest in the Don Roman project, Carnegie, no later than August 8, 2013, must spend at least $5,000,000 on the Don Roman project and achieve and maintain a Production Rate of at least 600 tonnes of ore per day.

For purposes of the agreement between the Company and Carnegie, the term Production Rate means the tonnes which are being processed by the mill at the Don Roman site.

In Mexico, weight is denominated in tonnes. One tonne is equal to 2,200 pounds.

If Carnegie spends at least $2,000,000 on the Don Roman project, Carnegie will be entitled to 50% of the net income from the Don Roman mine until Carnegie earns, or fails to earn, its 30% interest in the Don Roman project. If Carnegie fails to earn its 30% interest in the Don Roman project, Carnegie’s rights to any income from the Don Roman mine will terminate. If Carnegie earns its 30% interest in the Don Roman project, Carnegie will continue to be entitled to a 50% interest in the net income from Don Roman mine until Carnegie earns, or fails to earn its 50% interest in the Don Roman project. If Carnegie fails to earn its 50% interest in the Don Roman project, Carnegie will be entitled to a 30% interest in the net income from the Don Roman mine.  If Carnegie earns its 50% interest in the Don Roman project, Carnegie will continue to be entitled to a 50% interest in the net income from Don Roman mine.

Carnegie may earn a 50% interest in the Company’s iron ore projects in Mexico, including the Company’s Tania Iron Ore project, by spending $1,000,000 toward the projects by November 6, 2011. Any amounts spent by Carnegie on the iron ore projects will be credited toward the amount Carnegie is required to spend to obtain a 30% interest in the Don Roman project. If Carnegie spends the $1,000,000, but does not elect to acquire a 50% in the iron ore projects, then Tara Minerals will issue to Carnegie 1,000,000 shares of Tara Minerals common stock.

If Carnegie elects to earn its 50% interest in the iron ore projects, then Carnegie, if it spends at least $8,000,000 on the Don Roman project, will be entitled to 50% of the net income from the iron ore projects until Carnegie earns, or fails to earn, its 30% interest in the Don Roman project. If Carnegie fails to earn its 30% interest in the Don Roman project, Carnegie’s rights to any income from the iron ore projects will terminate. If Carnegie earns its 30% interest in the Don Roman project, Carnegie will continue to be entitled to a 50% interest in the net income from the Company’s iron ore projects regardless of whether Carnegie earns, or fails to earn, its 50% interest in the Don Roman project.

The above description (or summary) is qualified in its entirety by the terms of the definitive agreement which will be filed with the Company's Form 10-Q for June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 15, 2011

TARA MINERALS CORP.

By:  /s/ Francis R. Biscan Jr.

  Francis R. Biscan Jr

  Chief Executive Officer.

Tara Gold TM 8-K re Agree with Carnegie 8-11-11

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